Exhibit 3.1

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                           ORION NEWCO SERVICES, INC.

                  Orion Newco Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  The amendment to the Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"):

                  1. The Certificate of Incorporation of the Corporation is hereby amended by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

                      "FIRST:  The  name of the  Corporation  is  Orion  Network
               Systems, Inc. (hereinafter called the `Corporation')."

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate of Amendment to be duly executed and acknowledged in accordance with
Section 103 of the DGCL.

                                           ORION NEWCO SERVICES, INC.


                                 By:  /s/ W. Neil Bauer
                                      ------------------------------------------
                                 Name:  W. Neil Bauer
                                 Title: President and Chief Executive Officer